Exhibit 10.24

Prepared by and Return to: JONES DAY 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 Attention: Tracy S. Plott, Esq.

INSTR # 2006000119757, Pages 33

Doc Type MTG, Recorded 03/22/2006 at 01:58 PM,

Charlie Green, Lee County Clerk of Circuit Court

Mtg Doc: $241500.00 Int. Tax $138000.00 Rec. Fee $282.00

Deputy Clerk KCARTWRIGHT

#4

INSTR # 2006000138157, Pages 33

Doc Type MRR, Recorded 04/04/2006 at 02:35 PM,

Charlie Green, Lee County Clerk of Circuit Court

  Rec. Fee $282.00

Deputy Clerk JHORTON

#3

Property Address: 15250 Sonoma Drive, Fort Myers, Florida Tax Folio Number: 33-45-24-13-00000.0010

This document is being recorded to correct servicer’s error in legal description.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

Made By:

BTS MONTERREY HOLDINGS LLC, as Mortgagor

In Favor of:

CORUS BANK, N.A., as Mortgagee

Dated as of March 21, 2006

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Mortgage”) is made as of the 21st day of March, 2006 by BTS MONTERREY HOLDINGS LLC, a Delaware limited liability company, having a mailing address of 17080 Safety Street, Suite 109, Fort Myers, Florida 33908 (the “Mortgagor”) in favor of CORUS BANK, N.A., its successor and assigns, having a mailing address of 3959 N. Lincoln Avenue, Chicago, Illinois 60613 (the “Mortgagee”).

Background:

A.            Mortgagor is the sole owner of fee simple title to certain land located at 15250 Sonoma Drive, Fort Myers, Florida and more particularly described on Exhibit A attached hereto, together with any and all improvements now existing thereon and all improvements to be constructed thereon.

B.            Pursuant to that certain Loan Agreement by and between Mortgagor and Mortgagee, dated of even date herewith (as the same may be amended, restated, modified and Supplemented from time to time, the “Loan Agreement”), Mortgagee shall make a loan to Mortgagor in the original principal amount of SIXTY-NINE MILLION AND NO/100 DOLLARS ($69,000,000) (the “Loan”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

C.            The Loan is evidenced by that certain Promissory Note, dated of even date made by Mortgagor and payable to Mortgagee, as same may, in writing, be amended, restated modified or supplemented from time to time, in the original aggregate maximum principal amount of SIXTY-NINE MILLION AND NO/100 DOLLARS ($69,000,000) (the “Note”).

D.            The Loan is being made in order to, among other things, provide Mortgagor with funding for the acquisition of land currently improved with, among other things, a 408-unit apartment complex. Mortgagor intends to convert the land and the described improvements into a condominium regime which will consist of 408 residential condominium units totaling approximately 483,000 net sellable, interior square feet of residential space, 78 garage spaces (“Garage Space(s)”), 60 carport spaces (“Carport Space(s)”), 639 surface parking spaces, clubhouse, swimming pools, indoor racquetball court and fitness center, as more particularly described in the Loan Agreement.

E.             As a condition precedent to the making of the Loan to Mortgagor, Mortgagee has required, among other things, that Mortgagor enter into this Mortgage and grant to Mortgagee a first priority lien and security interest in and to the Mortgaged Property (as herein defined) and other collateral now or hereafter owned by Mortgagor, subject only to the Permitted Exceptions, to secure all of the following (all of which may be referred to collectively as the “Obligations”): (i) payment of the principal amount of SIXTY-NINE MILLION AND NO/100 DOLLARS ($69,000,000) evidenced by the Note and any amendments, restatements, modifications and supplements thereof, together with the interest thereon at the rate specified in the Note, and all fees, charges, and prepayment fees, if any, as provided in the Note or the Loan Agreement; (ii)

payment of all other monies or sums provided to be paid by Mortgagor pursuant to the terms, provisions and conditions of the Loan Documents, including, without limitation, the Loan Agreement and this Mortgage; and (iii) performance of each every obligation, agreement, promise, covenant, warranty, and representation now or hereafter due and owing, made or undertaken by Mortgagor as set forth in the Loan Agreement, the Note, this Mortgage, the other Loan Documents, and all other documents or instruments given or made by Mortgagor to evidence or to secure the Loan, and in any renewal, modification, restatement or extension of any of the foregoing.

Statement of Agreement:

NOW, THEREFORE, Mortgagor agrees with Mortgagee as follows:

1.            Definitions:    As used in this Mortgage, the following terms shall have the meanings indicated below:

“Accounts and Intangibles” shall mean all of Mortgagor’s right, title and interest in and to all presently existing or hereafter acquired accounts, accounts receivable, contract rights, deposits (including the deposits from purchases of Condominium Units held with Escrow Agent), deposit accounts, payments, bank accounts, working capital accounts and time deposits relating to any of the same, and revenues now or hereafter accruing to the benefit of Mortgagor, all the records and books of account now or hereafter maintained by Mortgagor in connection with the operation of the Mortgaged Property or otherwise; all contract rights, all rights to receive payments under present or future contracts (including without limitation, all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of merchandise sold or leased, services rendered, loans and advances made or other considerations given, by or set forth in arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof; all rights to the payment of money including tax refund claims, insurance proceeds and tort claims, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, documents, instruments, general intangibles, securities, together with all income therefrom, increases thereunder and proceeds thereof; and all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of any of the Land, the Improvements or the Fixtures or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance maintained with respect to any of the Mortgaged Property and proceeds of any sale, option or contract to sell the Mortgaged Property or any portion thereof.

“ColIateraI” shall mean all of Mortgagor’s right, title and interest in and to any part of such of the Mortgaged Property which constitutes personal property under the Laws of the State of Florida, together with any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing, any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

“Contracts” shall mean all of Mortgagor’s right, title and interest in and to all contracts, agreements, warranties, representations, service agreements, maintenance contracts and agreements relating to the Mortgaged Property and the use, occupancy, operation, management, leasing, repair and service of the Mortgaged Property, whether presently existing or entered into after the date hereof.

“Fixtures” shall mean all of Mortgagor’s right, title and interest in and to all furniture, furnishings, fixtures, appliances, machinery or equipment which are now or at anytime hereafter may be attached to or situated upon or affixed to the Land or the Improvements, including, but not limited to, all signs, artwork, office furnishings and equipment, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevator, escalator, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, any parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and all other items of personal property now or hereafter owned by Mortgagor located in or on the Land or the Improvements and used or useful in the present or future occupancy, operation, maintenance and leasing thereof (but excluding any of the foregoing owned by any tenant).

“Improvements” shall mean all buildings, structures, and improvements located in, on or under the Land, including, without limitation, a 408-unit apartment complex., which will be converted into a condominium regime which will consist of 408 residential condominium units totaling approximately 483,000 net sellable, interior square feet of residential space, 78 garage spaces, 60 carport spaces, 639 surface parking spaces, clubhouse, swimming pools, indoor racquetball court and fitness center, and all other common elements.

“Intellectual Property” shall mean all of Mortgagor’s rights, if any, to any patents and copyrights, trade names, trademarks and service marks, including all state registrations or applications for registration pertaining thereto and all common law rights pertaining thereto and all goodwill of the Mortgagor’s business symbolized by, associated with or appurtenant to any of such trade names, trademarks, and service marks.

“Land” shall mean the land legally described in Exhibit A hereto and located at 15250 Sonoma Drive, Fort Myers, Florida, together with all easements, air rights, servitudes, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, ditches and ditch rights, reservoir and reservoir rights, minerals, oil and gas rights, royalties, lease or leasehold interests owned by Mortgagor, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Land, and the reversions, remainder, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Mortgagor of, in and to the same.

“Mortgaged Property” shall mean all of the Real Estate, the Intellectual Property, the Fixtures, the Contracts, the Permits, the Plans, the Rents, the Accounts and Intangibles, together with any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing, any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

“Permits” shall mean all building permits, certificates of occupancy and other assignable governmental permits, licenses and authorizations, including, without limitation, all state, county and local occupancy certificates, and other licenses and utility deposits, in any way applicable to the Mortgaged Property or any part thereof or to the ownership, use, occupancy, operation, maintenance and leasing of all or any portion of the Mortgaged Property.

“Plans” shall mean all warranties and operating manuals of any kind with respect to the Collateral or Improvements, and all preliminary and final site and as-built plans, surveys, soil and substrata studies, environmental studies, environmental site assessments, architectural renderings, plans and specifications, engineering plans and specifications, floor plans, landscape plans, and other plans, diagrams or studies of any kind with regard to the Real Estate.

“Real Estate” shall mean the Land and the Improvements and such other of the Mortgaged Property as constitutes real property under the Laws of the State of Florida, together with any and all proceeds of any and all of the foregoing, including, without limitation, any and all cash and non-cash consideration received from the sale, exchange, lease, collection or other disposition of any and all of the foregoing, any value received as a consequence of the possession of any of the foregoing, (including, without limiting the generality of the foregoing, any and all real estate tax abatements now or in the future accruing to the Real Estate), any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any of the foregoing, and all equipment, machinery, furniture, inventory, other goods, fixtures, general intangibles, instruments, chattel paper, documents, accounts and all other property of any kind or nature which are acquired with any proceeds of any of the foregoing.

“Rents” shall mean absolutely and presently all avails, rents, issues, cash collateral and profits arising from or accruing at any time hereafter by virtue of any lease, whether written or verbal, or any letting of, or of any agreement for the use or occupancy of the Land or the Improvements or any portion thereof (collectively, the “Leases”), including, all revenues, receipts, rents, issues and profits, now or hereafter accruing to the benefit of Mortgagor.

2.             Granting Clause; Condition of Grant:    In order to secure the prompt payment and performance of the Obligations, Mortgagor by these presents does hereby: (a) give, grant, bargain and sell, alien, enfeoff, release, convey, confirm, mortgage, assign, transfer and set-over unto Mortgagee, its successors and assigns, forever, the Real Estate; (b) grants Mortgagee a lien on, and security interest in, the Collateral, whether now owned or existing or hereafter acquired or arising, together with any and all cash and non cash proceeds and products thereof; and (c) unconditionally and absolutely assigns the Leases and Rents to Mortgagee (but subject to the license for collection of Rents described in Section 18). Mortgagor further agrees that Mortgagee shall have in respect thereof all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida as well as those provided in this Mortgage.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or assigned, or intended to be conveyed or assigned, unto Mortgagee forever for the uses and purposes set forth herein.

PROVIDED, HOWEVER, that if Mortgagor shall promptly pay and shall timely perform all of the Obligations, then, upon such full payment and performance, this Mortgage and the estate granted hereby shall become null and void.

THIS MORTGAGE SECURES FUTURE ADVANCES UP TO A MAXIMUM PRINCIPAL AMOUNT OF ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). This Mortgage secures and shall be security for any and all future advances made by Mortgagee to Mortgagor (or any of them, if more than one), provided, however, that said future advances be made within twenty (20) years from the date hereof, and that the total unpaid balance secured hereby at any one time shall not exceed $150,000,000, together with interest thereon at the rate then agreed upon, pursuant to Florida Statutes, Section 697.04. Nothing contained herein shall be deemed an obligation on the part of Mortgagee to make any further advances.

3.            Payment and Performance of Obligations.   Mortgagor shall pay when due, and shall duly and punctually perform and observe, all of the Obligations, including without limitation, all terms, provisions, conditions, covenants and agreements on Mortgagor’s part to be performed or observed as provided in this Mortgage and in the other Loan Documents; and this Mortgage shall secure such payment, performance and observance.

4.            Title to Mortgaged Property and the Lien of this Mortgage.   Mortgagor covenants and represents that Mortgagor has, in Mortgagor’s own right, and Mortgagor covenants to maintain, lawful, good and indefeasible title to the Mortgaged Property, free and clear of all liens, charges, claims, security interests, adverse claims, and encumbrances except for (i) the matters, if any, set forth under the heading “Permitted Exceptions” on Exhibit B attached to this Mortgage, which are Permitted Exceptions only to the extent the same are valid and subsisting and affect the Mortgaged Property; (ii) the liens and security interests evidenced by this Mortgage; (iii) statutory liens for ad valorem taxes and standby fees on the Mortgaged Property which are not yet delinquent; and (iv) other liens and security interests (if any) in favor of Mortgagee (the matters described in the foregoing clauses (i), (ii), (iii) and (iv) being herein called the “Permitted Exceptions”). Mortgagor, and Mortgagor’s successors and assigns, will warrant and forever defend title to the Mortgaged Property, to Mortgagee and its successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. No part of the Mortgaged Property constitutes all or any part of the homestead of Mortgagor. If any right or interest of Mortgagor in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, and Mortgagor does not take steps sufficient to defend or protect its interests, as determined by Mortgagee in its discretion, Mortgagee is hereby authorized and empowered to take such steps as in its discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Mortgagor, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Mortgagor hereby promises to pay within ten (10) Business Days of written demand) owing by Mortgagor to Mortgagee, and Mortgagee shall be subrogated to all rights of the person receiving such payment.

5.            Use Violations or Alterations. Except as may be expressly permitted by the terms of the Loan Agreement, Mortgagor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in any manner which (a) violates any Laws; (b) may be dangerous unless safeguarded as required by Laws; (c) constitutes a public or private nuisance; (d) will increase the risk of fire or other hazard to the Mortgaged Property or any part thereof, or (e) will wholly or partially invalidate any insurance coverage required to be carried hereunder or under the terms of the Loan Agreement. Mortgagor shall not commit or permit any waste of the Mortgaged Property or any part thereof, whether commissive or permissive, and, except as expressly permitted by the terms of the Loan Agreement, will not make or permit to be made any alterations or additions to the Mortgaged Property. Mortgagor shall not abandon the Mortgaged Property or leave the Mortgaged Property unprotected, unguarded or deserted or allow any of the Mortgaged Property to be misused, abused or wasted, or to deteriorate.

6.            Maintenance, Repair and Restoration. Mortgagor shall keep the Mortgaged Property in good condition, order, repair and operating condition as may be necessary to protect and preserve the value of the Mortgaged Property, causing all necessary repairs, alterations, renewals, replacement, additions, betterments and improvements to be made promptly thereto. Subject to the terms of this Mortgage and the Loan Agreement, Mortgagor shall promptly repair, restore or rebuild (or cause the same to be done) any of the Mortgaged Property which may become damaged or be destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefor.

7.            Platting, Replatting, Subdivision and Resubdivision. Mortgagor shall not, without the consent of Mortgagee, impose any restrictions, agreements or covenants which run with the land upon the Land or the Improvements or any part thereof, nor plat, replat, subdivide or resubdivide the Land or any part thereof. Mortgagee acknowledges that Mortgagor intends to convert the Mortgaged Property to condominiums and such conversion shall be permitted as described in the Loan Documents.

8.             Permitted Exceptions; Compliance. With respect to the Permitted Exceptions, Mortgagor shall (i) timely observe and perform all covenants and obligations contained therein; (ii) not take any action or fail to take any action if the taking of such action or failure to take such action would cause a default thereunder; and (iii) not exercise any rights or remedies under any Permitted Exception which might be adverse to Mortgagee’s interests, without the prior written consent of Mortgagee.

9.             Taxes. Mortgagor shall pay, before any penalty, fine, interest or other cost for non-payment attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, impositions, charges and assessments of every kind and nature whatsoever (collectively, “Taxes”), whether or not assessed against Mortgagor, if applicable to the Mortgaged Property or any part thereof or any interest therein. Mortgagor shall comply with the provisions of Section 10.1 of the Loan Agreement which requires Mortgagor to escrow tax deposits with Mortgagee.

10.          Insurance Coverage. Mortgagor, at its sole cost and expense, will insure and keep insured the Mortgaged Property and each and every part thereof, against such perils and hazards, and in such form and amounts, as are set forth in the Loan Agreement.

11.          Proceeds of Insurance. Mortgagor will give Mortgagee prompt notice of any damage to or destruction of the Mortgaged Property. The settlement of all insurance claims in connection therewith and the collection and disbursement of any insurance proceeds shall be governed by the terms of the Loan Agreement.

12.          Condemnation. Mortgagor will give Mortgagee prompt notice of any pending or threatened condemnation proceedings or exercise of eminent domain by any governmental authority of which the Mortgagor has knowledge. The participation in any such proceedings and the application of any condemnation awards shall be governed by the terms of the Loan Agreement.

13.          Documentary Stamp Tax, Intangible Taxes and Other Taxes. If, by the Laws of the United States of America, or of any state, county, or municipality having jurisdiction over Mortgagor or the Mortgaged Property or any part thereof, any tax is assessed or becomes due in respect of the making, signing, execution, issuance or recordation of the Note or the indebtedness evidenced thereby, or the execution, delivery, filing, granting or recording of this Mortgage, or otherwise in connection with any of the other Loan Documents, Mortgagor shall pay such tax in the manner required by such Laws.

14.          Prepayment Privilege. Mortgagor may not prepay the Note, in whole or in part, except to the extent expressly permitted by and subject to the terms of the Note and the Loan Agreement.

15.          Effect of Extensions of Time and Amendments on Junior Liens and Others. If the payment of the Obligations, or any part thereof, be extended or varied, or if any part of the security therefor be released, all Persons now or at any time hereafter liable therefor, or having an interest in the Mortgaged Property or any part thereof, shall be held to assent to such extension, variation or release; and any liability of such Persons and the lien and all provisions hereof shall continue in full force and effect, any right of recourse existing against all such Persons being expressly reserved by Mortgagee, notwithstanding any such extension, variation or release. Any Person who, upon consent by Mortgagee (given or withheld in its sole and absolute discretion) shall take a junior mortgage, or other junior lien upon the Mortgaged Property or any part thereof or any interest therein, shall take such lien subject to the rights of Mortgagee to supplement, amend, modify, restate and extend the Loan Documents or any of them, and to extend the maturity of the Obligations, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage or the lien of any other Loan Documents losing priority over the rights of any such junior lien.

16.          Inspection of Premises. Mortgagee, its employees and agents, shall have the right to inspect the Mortgaged Property and to inspect and make copies of all books, records and documents relating thereto pursuant to the provisions of the Loan Agreement, all at reasonable times, on reasonable notice to Mortgagor, and subject to the reasonable rights of tenants at the Mortgaged Property.

17.          Uniform Commercial Code. (a) Mortgagor (as debtor) and Mortgagee (as secured party) agree: (i) that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code of the State of Illinois, or under the Uniform Commercial Code in force in any other state to the extent the same is applicable to the security interest granted herein (in either case, as applicable, the “Code”) with respect to the Collateral; and (ii) that a security interest in and to the Collateral is hereby granted to Mortgagee; and (iii) that all of Mortgagor’s right, title and interest therein are hereby assigned to Mortgagee; all to secure payment of the Obligations and to secure performance by Mortgagor of the terms, covenants and provisions of the Loan Agreement, the Note, this Mortgage, and the other Loan Documents.

(b)           If an Event of Default occurs under this Mortgage, Mortgagee, consistent with the appropriate provisions of the Code and other applicable Laws, shall have an option to proceed with respect to both the Real Estate and the Collateral in accordance with its rights, powers and remedies with respect to the Real Estate, in which event the default provisions of the Code shall not apply. The parties agree that if Mortgagee shall elect to proceed with respect to the Collateral separately from the Real Estate, Mortgagee shall have all remedies available to a secured party under the Code and ten (10) days’ notice of the sale of the Collateral shall be reasonable notice. The expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys’ fees and legal expenses incurred by Mortgagee (and for purposes hereof, the term “attorneys” includes attorneys who are employees of Mortgagee acting as counsel for Mortgagee, and the term “legal expenses” shall include, without limitation, the fees charged by Mortgagee for its in-house counsel). Mortgagor agrees that Mortgagor shall not, without the written consent of Mortgagee, dispose of, remove or permit to be removed from the Mortgaged Property any of the Collateral, other than as expressly permitted under the Loan Agreement, and that all replacements for each and every item of Collateral shall be at least equal in value and utility to the initial value and utility of that disposed of and in such a manner that said replacement or substituted Collateral shall be subject to the security interest created hereby and that the security interest of Mortgagee shall be perfected and first in priority, subject only to the Permitted Exceptions, it being expressly understood and agreed that all replacements, substitutions and additions to the Collateral shall be and become immediately subject to the security interest of this Mortgage and covered hereby. Mortgagor covenants and represents that subject to the Permitted Exceptions all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, unless Mortgagee otherwise consents, shall be free and clear of liens, encumbrances, title retention devices and security interests of others.

(c)           Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the words “Improvements” and “Fixtures” herein are or are to become fixtures on the Land; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of Section 679.1021(l)(nn), Florida Statutes. Mortgagor agrees that the filing of a Financing Statement (as defined in the Code) in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing the express declaration and intention of the parties hereto, hereinabove stated, that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Mortgage is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be regarded as part of the Real Estate irrespective of whether (i) any such item is physically attached to the Land or Improvements; (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee; or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (x) rights in or to the proceeds of any fire and/or hazard insurance policy; (y) any award in eminent domain proceedings for a taking or for loss of value; or (z) Mortgagor’s interest as lessor in any present or future Leases or subleases or rights to Rents growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to Lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee’s lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (x), (y) or (z) that notice of Mortgagee’s priority of interest to be effective against a particular class of persons, including, but not limited to, the federal government and any subdivision or entity of the federal government, must be filed in the Code records.

(d)           Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee, a separate security agreement, Financing Statement or other similar security instruments, in form reasonably satisfactory to Mortgagee, covering the Collateral and shall further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue and extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such documents. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory of the Collateral in reasonable detail.

18.          Assignment of Leases and Rents.   (a)  To further secure the Obligations, Mortgagor hereby sells, assigns and transfers unto Mortgagee all the Rents, now due and which may hereafter become due under or by virtue of any of the Leases, whether written or verbal, or any letting of, or of any agreement, whether written or oral, for the use or occupancy of the Mortgaged Property or any part thereof, which may be hereafter made or agreed to by Mortgagee under the powers herein granted, it being the intention hereby to establish an absolute transfer and assignment of all such Leases, and all the Rents, to Mortgagee, and not merely the passing of a security interest. Mortgagor hereby constitutes and appoints Mortgagee as its true and lawful attorney-in-fact, coupled with an interest, of Mortgagor, empowered and authorized in the name, place and stead (with or without taking possession of the Mortgaged Property as provided in this Mortgage) of Mortgagor, (i) to demand, sue for, attach, levy, recover, and receive all Rents and give proper receipts, releases, and acquittances therefor and after deducting expenses of collection, to the extent permitted by law, to apply the net proceeds as a credit upon any portion of the Obligations selected by Mortgagee notwithstanding the fact that such portion of the Obligations may not then be due and payable or that such portion of the Obligations is otherwise adequately secured, and Mortgagor does hereby authorize and direct any such lessee to deliver such payment to Mortgagee; and (ii) to rent, lease or let all or any portion of the Mortgaged Property to any party or parties at such rental and upon such terms as said Mortgagee shall, in its discretion, determine, and to collect all of said Rents arising from or accruing at any time hereafter, and now due or that may hereafter become due under each and every of the Leases or otherwise, with the same rights and powers and subject to the same immunities, exoneration of liability and rights of recourse and indemnity as Mortgagee would have upon taking possession pursuant to the provisions of this Mortgage. The foregoing appointment is irrevocable and continuing and such rights, powers, and privileges shall be exclusive in Mortgagee, its successors and assigns.

(b)           Nothing contained herein shall be construed as constituting Mortgagee a “mortgagee-in-possession” in the absence of the taking of actual possession of the Mortgaged Property by Mortgagee pursuant to this Mortgage. In the exercise of the powers herein granted Mortgagee, no liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

(c)           Mortgagor further agrees to assign and transfer to Mortgagee all future Leases upon all or any part of the Mortgaged Property and to execute and deliver, at the request of Mortgagee, all such further assurances and assignments in the Mortgaged Property as Mortgagee shall from time to time require.

(d)           Although it is the intention of the parties that the assignment contained in this Section 18 shall be a present absolute assignment, it is expressly understood and agreed, anything contained herein to the contrary notwithstanding, that Mortgagee shall not exercise any of the rights or powers conferred upon either of them by this Section 18 until an Event of Default shall have occurred under this Mortgage, the Note, the Loan Agreement or the other Loan Documents. Nevertheless, and notwithstanding anything to the contrary herein, upon the express terms of this Section 18 and subject to the terms of Section 20 and Section 21 hereof, Mortgagee grants to Mortgagor a revocable license to collect and receive the Rents and other sums due under the Leases. Upon revocation of the foregoing license, Mortgagor shall hold the Rents and all sums received pursuant to any Lease in trust for the benefit of Mortgagee for use in the payment of the Obligations. This assignment and grant shall continue in effect until the Note and all other outstanding Obligations have been paid or performed in full.

19.          Restrictions on Transfer. Mortgagor shall not create, effect, contract for, consent to or permit any conveyance, sale, assignment, transfer, pledge, mortgage, security interest or other voluntary lien, encumbrance or alienation of the Mortgaged Property or any part thereof or interest therein, except as expressly permitted by the Loan Agreement, whether any such conveyance, sale, contract, assignment, transfer, pledge, mortgage, security interest, or other voluntary lien, encumbrance or alienation is effected directly or indirectly.

20.          Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

(a)           An Event of Default shall have occurred under the Loan Agreement, the Note or any of the other Loan Documents beyond applicable notice and cure periods; or

(b)           Mortgagor shall violate any of the terms, covenants or provisions set forth in Section 19 of this Mortgage; or

(c)           Mortgagor shall default in the performance of any other term, covenant or agreement contained in this Mortgage (other than those specified elsewhere in this Section 20) for thirty (30) days after written notice of such default has been given to Mortgagor by Mortgagee; provided, however, that if such default is of a nature that it cannot be cured within such thirty (30) day period and Mortgagor commences and diligently proceeds to cure such default, such cure period shall be extended for such period of time as required to cure such default but in no event more than thirty (30) additional days.

21.          Remedies. Upon the occurrence of any Event of Default, and in addition to the rights, powers and remedies as may be available to Mortgagee under the Loan Agreement, the Note, or any of the other Loan Documents, or at law or in equity conferred and to the extent permitted by applicable Laws, the following provisions shall apply:

(a)           Acceleration. Mortgagee may at any time and from time to time declare any or all of the Obligations immediately due and payable and such Obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, notice of acceleration or of intention to accelerate of any kind, all of which are hereby expressly waived by Mortgagor.

(b)           Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income. In any case in which under the provisions of this Mortgage, Mortgagee has a right to institute foreclosure proceedings, whether before or after the entire Obligations are declared to be immediately due as aforesaid, or whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder, Mortgagor shall forthwith, upon demand of Mortgagee, surrender to Mortgagee and Mortgagee shall be entitled to take actual possession of the Mortgaged Property or any part thereof, personally, or by its agent or attorneys. In such event Mortgagee in its discretion may, with or without force and with or without process of law, as permitted by law, enter upon and take and maintain possession of all or any part of said Mortgaged Property, together with all documents, books, records, papers and accounts of Mortgagor or the then owner of the Mortgaged Property relating thereto, and may exclude Mortgagor, and each of their agents or servants, wholly therefrom and may, as attorney in fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the Rents, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent, and with full power: (i) to cancel or terminate any Lease for any cause or on any ground which would entitle Mortgagor to cancel the same; (ii) to elect to disaffirm any Lease which is then subordinate to the lien hereof; (iii) to extend or modify any then existing Leases and to make new Leases on such terms as Mortgagee reasonably determines to be commercially reasonable, which extensions, modifications and new Leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Obligations and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such Leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; (iv) to enter into any management, leasing or brokerage agreements covering the Mortgaged Property with third parties on such terms as Mortgagee reasonably deems to be commercially reasonable; (v) to make all necessary or proper repairs, decorating, renewals, replacements, alterations, additions, betterments and improvements to the Mortgaged Property as to it may seem judicious; (vi) to insure and reinsure the same and all risks incidental to Mortgagee’s possession, operation and management thereof; and (vii) to receive all of such Rents; hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor.

Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any Leases. Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur by reason of its performance of any action authorized under this Section 21(b) and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements of Mortgagor. Should Mortgagee incur any such liability, loss or damage, by its performance or nonperformance of actions authorized by this Section 21(b), or in the defense of any claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, together with interest on any such amount at the Default Rate shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand.

(c)            Foreclosure, etc. Mortgagee may, with or without entry, personally or by its agents or attorneys, insofar as applicable:

(1)            Sell the Mortgaged Property or any part thereof pursuant to the procedures provided by law at one or more sales as an entirety or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; and/or

(2)           Institute an action of judicial foreclosure on this Mortgage, seek the appointment of a receiver as a matter of right, or institute other proceedings according to Laws for the foreclosure hereof, and may prosecute the same to judgment, execution and sale for the collection of the Obligations, and all interest with respect thereto, together with all taxes and insurance premiums advanced by Mortgagee and other sums payable by Mortgagor hereunder, and all fees, costs and expenses of such proceedings, including attorneys’ fees and expenses, in the case of which foreclosure Mortgagor will furnish to Mortgagee copies of all Leases and other agreements affecting the Real Estate; and/or

(3)           Take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Loan Documents or in and of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect; and/or

(4)           Exercise in respect of the Mortgaged Property consisting of personal property or fixtures, or both, all of the rights available to a secured party upon default under the applicable provisions of the Code.

(d)           Conduct of Sale.

(1)           To the extent permitted by Laws of the State of Florida, Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned; and/or

(2)           Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, except as required by law, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructive possession of any of the Mortgaged Property; and/or

(3)           The receipt by Mortgagee of the purchase money paid at any such sale, or the receipt by any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the Mortgaged Property or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale; and/or

(4)           Should any Event of Default occur under the terms of the Loan Agreement, any expenses incurred by Mortgagee in prosecuting, resolving, or settling the claim of Mortgagee shall become an additional “Obligation” of Mortgagor hereunder; and/or

(5)           The purchase money proceeds or avails of any sale made under or by virtue of this Section 21, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section 21 or otherwise, shall be applied in accordance with the provisions of Section 22 hereof.

(e)            Appointment of Receiver. Immediately upon the commencement of, or at any time during the continuance of, any action, suit or other legal proceedings by Mortgagee to obtain judgment for the Obligations, including without limitation, principal of, or interest on, the Loan evidenced by the Note and other sums required to be paid by Mortgagor pursuant to any provision of this Mortgage, or of any nature in aid of the enforcement of the Note or of this Mortgage, including any foreclosure action, Mortgagor consents (and will not hereafter object) to the appointment of a receiver or receivers of the Mortgaged Property or any part thereof and of all the earnings, revenues, Rents, maintenance payments, issues, profits, to take possession of and to operate, maintain, develop and manage the Mortgaged Property or any part thereof, as a matter of right, and if Mortgagee shall so elect, Mortgagee shall have the absolute right to apply to a court of competent jurisdiction for the appointment of such a receiver or receivers, and such receiver or receivers shall be appointed as a matter of right, without notice and without regard to the adequacy or inadequacy of any security for the Loan evidenced by the Note forthwith, either before or after declaring the unpaid principal of the Note to be due and payable. In every case when a receiver of the whole or any part of the Mortgaged Property shall be appointed under this Section or otherwise, the net income and profits of the Mortgaged Property shall, subject to the order of any court of competent jurisdiction, be paid over to, and shall be received by, Mortgagee to be applied as provided in Section 22 hereof.

22.          Application of the Rents or Proceeds from Foreclosure or Sale. In any foreclosure of this Mortgage by judicial action, or any sale of the Mortgaged Property by advertisement or otherwise, in addition to any of the terms and provisions of the Loan Agreement, there shall be allowed (and included in the decree for sale in the event of a foreclosure by judicial action) to be paid out of the Rents or the proceeds of such foreclosure proceeding and/or sale:

(a)            Obligations. All of the Obligations and other sums secured hereby which then remain unpaid;

(b)           Other Advances. All other items advanced or paid by Mortgagee pursuant to this Mortgage; and

(c)            Costs, Fees and Other Expenses. All court costs, reasonable attorneys’ and paralegals’ fees and expenses, appraiser’s fees, advertising costs, filing fees and transfer taxes, notice expenses, expenditures for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title insurance policies and similar data with respect to title which Mortgagee may deem necessary. All such expenses shall become additional Obligations secured hereby when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Mortgagee shall be a party, as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for foreclosure, whether or not actually commenced, or sale by advertisement. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee’s exercise of the power of sale) shall be distributed and applied in accordance with the terms of the Loan Agreement.

23.          Judgment. Mortgagee shall be entitled to recover judgment as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the provisions of this Mortgage; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right for the enforcement of the provisions of this Mortgage, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property or any part thereof and of the application of the proceeds of sale, as provided in this Mortgage, to the payment of the indebtedness hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note and to enforce payment of all other charges, payments, and costs due under the Loan Documents, and this Mortgage, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest thereon at the rate provided in the Note.

24.          Waivers and Agreements Regarding Remedies. To the full extent Mortgagor may do so, Mortgagor hereby:

(a)            agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;

(b)            waives all rights to a marshaling of the assets of Mortgagor, including without limitation, the Mortgaged Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Mortgaged Property, and agrees not to assert any right under any Laws pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Mortgaged Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatsoever;

(c)            waives any right to bring or utilize any permissive counterclaim (but Mortgagor does not waive any right to bring or utilize any compulsory counterclaims), or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such counterclaim or setoff shall be dismissed. If such counterclaim or setoff is based upon a claim which could be tried in an action for money damages, such counterclaim or setoff may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d)            waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

25.          Suits to Protect the Mortgaged Property. Mortgagee shall have the power and authority (but not the duty) to institute and maintain any suits and proceedings as Mortgagee may deem advisable (a) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or which violate the terms of this Mortgage; (b) to preserve or protect its interest in the Mortgaged Property; or (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee’s interest.

26.          Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding affecting Mortgagor, or any constituent member of Mortgagor or Guarantors, to the extent permitted by law, Mortgagee shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire amount due and payable by Mortgagor under the Loan Documents, at the date of the institution of such proceedings, and for any amounts which may become due and payable by Mortgagor after such date.

27.          Discontinuance of Proceedings, Position of Parties Restored. If Mortgagee shall have proceeded to enforce any right or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason, or such proceedings shall have resulted in a final determination adverse to Mortgagee, then and in every such case Mortgagee and Mortgagor shall be restored to their respective former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceedings had occurred or had been taken.

28.          Rights Cumulative. Each right, power and remedy herein conferred upon Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing, at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient to Mortgagee and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein. Each such remedy or right may be pursued separately, successively, or concurrently against Mortgagor, or against the Mortgaged Property or against either of them at the sole discretion of Mortgagee. No act of Mortgagee shall be construed as an election to proceed under any one provision of this Mortgage to the exclusion of any other provision. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as same shall become due, without regard to whether or not the balance of the Obligations shall then be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action by reason of any other default or defaults by Mortgagor existing at the time such earlier action was commenced.

29.          No Liability on Mortgagee. Notwithstanding anything contained herein to the contrary, Mortgagee shall not be obligated to perform or discharge, any Obligation, duty or liability of

Mortgagor, whether under any of the Leases or otherwise, and Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, claim expense, loss or damage which Mortgagee may or might incur with respect to the Mortgaged Property, or under or by reason of its exercise of rights hereunder, and of and from any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to be performed or discharged, unless such liability, claim expense, loss or damage was caused solely by Mortgagee’s gross negligence or willful misconduct. Mortgagee shall not have responsibility for the control, care, management or repair of the Mortgaged Property, or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee or stranger until Mortgagee has become a mortgagee in possession and assumes such obligations, duties or liabilities which arise after the date of such assumption. No liability shall be enforced or asserted against Mortgagee in its exercise of the powers herein granted, and Mortgagor expressly waives and releases any such liability. Until Mortgagee becomes a mortgagee in possession, and assumes any liabilities under any of the Leases, should Mortgagee incur any such liability, loss or damage, under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Mortgagor agrees to reimburse Mortgagee immediately upon demand for the amount thereof, including costs, expenses and reasonable attorneys’ fees, together with interest thereon from date of such payment at the interest rate set forth in the Note. For purposes of this paragraph, the term “attorneys” includes attorneys who are employees of Mortgagee acting as counsel for Mortgagee, and the terms “fees”, “costs” and “expenses” shall include, without limitation, the fees charged by Mortgagee for its in-house counsel.

30.          Further Assurances. Mortgagor will do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper for the better assuring, conveying, mortgaging, assigning and confirming unto Mortgagee all property mortgaged hereby or property intended so to be, whether now owned by Mortgagor or hereafter acquired. Upon any failure by Mortgagor so to do, Mortgagee may make, execute and record any and all such documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee its agent and attorney-in-fact for that purpose. Mortgagor will reimburse Mortgagee for any and all sums expended by Mortgagee in making, executing and recording such documents.

31.          Mortgagee’s Performance of Mortgagor’s Obligations. Upon the occurrence of an Event of Default, or upon the occurrence of any emergency (which in Mortgagee’s opinion would or could endanger, impair or otherwise harm the Mortgaged Property or any part thereof), Mortgagee, either before or after acceleration of the Obligations or the foreclosure of this Mortgage and during the period of redemption, if any, may, but shall not be required to, upon written notice to Mortgagor, make any payment or perform any act herein required of Mortgagor (whether or not Mortgagor is personally liable therefor) in any form and manner reasonably deemed expedient to Mortgagee; and Mortgagee may, but shall not be required to, make full or partial payments with respect to any Permitted Exception and any other encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Mortgaged Property or any part thereof or contest any tax or assessment, and may, but shall not be required to, complete construction, furnishing and equipping of the Improvements, and rent, operate and manage the

Mortgaged Property, and pay operating costs and expenses (including without limitation reasonable management fees) of every kind and nature in connection therewith, so that the Mortgaged Property shall be operational and usable for its intended purposes. All monies paid for any of the purposes herein authorized, and all expenses paid or incurred in connection therewith, including without limitation reasonable attorneys’ fees and all costs of litigation through and including post-judgment and appellate proceedings, if any, and other monies advanced by Mortgagee to protect the Mortgaged Property or any part thereof, and the interest created by this Mortgage, or to complete construction, furnishing and equipping or to rent, operate and manage the Mortgaged Property or to pay any such operating costs and expenses thereof or to keep the Mortgaged Property operational and usable for its intended purpose shall be included within the term “Obligations” as used in this Mortgage, and shall become immediately due and payable without notice, and with interest thereon at the Default Rate. Inaction of Mortgagee shall never be considered as a waiver of any right accruing to it on account of any Default on the part of Mortgagor. Mortgagee, in making any payment hereby authorized (a) relating to Taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the purchase, payment, discharge, compromise or settlement of any other lien or Permitted Exception, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (c) in connection with the rental, operation or management of the Mortgaged Property or the payment of operating costs and expenses thereof, Mortgagee may do so in such amounts and to such persons as Mortgagee may deem appropriate and may enter into such contracts therefor as Mortgagee may deem appropriate or may perform the same itself.

32.          Mortgagor’s Successors. In the event that the ownership of Mortgaged Property, or any part thereof, becomes vested in a person or persons other than Mortgagor, Mortgagee may, without notice to Mortgagor, deal with such successor or successors in interest of Mortgagor with reference to this Mortgage and the Obligations in the same manner as with Mortgagor; provided, however, that nothing contained in this Section 32 shall modify, limit or otherwise abrogate the restrictions on transfer set forth in Section 19.

33.          Successors and Assigns. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon Mortgagor and its successors and assigns (including, without limitation, each and every record owner from time to time of the Mortgaged Property or any other person having an interest therein), and shall inure to the benefit of Mortgagee and its successors and assigns. Wherever herein Mortgagee is referred to, such reference shall be deemed to include the holder from time to time of the Note, whether so expressed or not, and each such holder of the Note shall have and enjoy all of the rights, privileges, powers, options and benefits afforded hereby and hereunder, and may enforce each and every term and provision hereof as fully and to the same extent and with the same effect as if such holder were herein by name specifically granted such rights, privileges, powers, options and benefits and was herein by name designated Mortgagee.

34.          Provisions Severable. If fulfillment of any provision of this Mortgage or any transaction related hereto shall at any time involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained, other than the provisions requiring Mortgagor to pay the Obligations, operates or would prospectively operate to invalidate this Mortgage in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect; and if such clause or provision requires Mortgagor to pay any of the Obligations, then at the sole option of Mortgagee, all of the Obligations shall become due and payable.

35.          Time of the Essence. Subject to any applicable notice, grace and/or cure periods provided in the Loan Documents, time is hereby declared to be of the essence of this Mortgage and of every part hereof.

36.          Captions. The captions and headings of the various Sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof.

37.          Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier for next Business Day delivery (effective the Business Day following delivery to such courier), if sent by telecopy with confirmation of receipt and a hard copy mailed in accordance with the provisions of this Section 37 (effective the Business Day following receipt of confirmation of receipt) or if mailed (effective two Business Days after mailing) by United States registered or certified mail, postage prepaid, return receipt requested:

If to Mortgagor:

BTS Monterrey Holdings LLC

17080 Safety Street, Suite 109

Fort Myers, Florida 33908

Attention: Jeffrey J. Milton

Telecopy Number: (239) 472-2640

Confirmation Number: (239) 579-1126

With a copy to:

Bingham McCutchen LLP

3000 K Street, N.W., Suite 300

Washington, D.C., 20007-5116

Attention: Erik T. Hoffman, Esq.

Telecopy Number: (202) 424-7645

Confirmation Number: (202) 373-6134

If to Mortgagee:

CORUS BANK, N.A.

3959 N. Lincoln Avenue

Chicago, Illinois 60613

Attention: Chris Barkidjija,
Vice President

Telecopier Number (773) 832-3540

Confirmation Number (773) 832-3555

With a copy to:

CORUS Bank, N.A.

3959 N. Lincoln Avenue

Chicago, Illinois 60613

Attention: Joel C. Solomon, Esq.,
General Counsel-Commercial Lending

Telecopy Number: (773) 832-3626

Confirmation Number: (773) 832-3526

Refusal to accept delivery of any notice shall be deemed to constitute receipt of such notice.

38.          Parties Not Partners. Nothing contained in this Mortgage shall constitute Mortgagor and Mortgagee as joint venturers or partners with one another or agents for one another or render either of them liable for any debts or obligations of the other.

39.          Estoppel Letters.

(a)            Mortgagor, upon ten (10) Business Days’ prior written notice, shall furnish Mortgagee with a written statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Obligations, and stating whether or not any off-sets or defenses exist against such principal and interest, and, if so, the particulars thereof, and any other matters requested by Mortgagee that relate to the Loan.

(b)            Mortgagee, upon ten (10) Business Days’ prior written notice, shall furnish Mortgagor with a written Statement, duly acknowledged, setting forth the unpaid principal of, and interest on, the Obligations, and stating whether or not any off-sets or defenses exist against such principal and interest, and, if so, the particulars thereof, and any other matters reasonably requested by Mortgagee that relate to the Loan.

40.          Indemnification.

(a)            In addition to all other indemnities in favor of Mortgagee specifically provided in the Loan Agreement or any of the Loan Documents, Mortgagor shall indemnify Mortgagee and save Mortgagee harmless from and against any and all losses, liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges, and expenses, including, without limitation, architect’s, engineer’s, attorneys’ and accountant’s fees and all disbursements which may be imposed upon, incurred or asserted against Mortgagee (unless caused solely by

Mortgagee’s gross negligence or willful misconduct) before Mortgagee becomes a mortgagee in possession and has assumed any obligations, duties and liabilities by reason of: (i) any capital improvements, renovations or other work done in, on or about the Mortgaged Property or any part thereof; (ii) any use, non-use, misuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Mortgaged Property or any part thereof or any street, drive, sidewalk, curb, passageway or space comprising a part thereof or adjacent thereto; (iii) any negligence on the part of either Mortgagor or its agents, contractors, servants, employees, licensees or invitees; (iv) any accident, injury (including death) or damage to any person or property occurring in, on or about the Mortgaged Property or any part thereof or in, on or about any street, drive, sidewalk, curb, passageway or space adjacent thereof; (v) an Event of Default as defined herein; (vi) any lien or claim which may be alleged to have arisen on or against the Mortgaged Property or any part thereof under the Laws of the local or state government or any other governmental or quasi-governmental authority or any liability asserted against Mortgagee with respect thereto; (vii) any tax attributable to the execution, delivery, filing or recording of this Mortgage, the Note, or any Loan Documents, or (viii) any contest with a third party permitted pursuant to the provisions of this Mortgage initiated by Mortgagor.

(b)           The obligations of Mortgagor under this Section 40 shall not in any way be affected by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Mortgaged Property. If any claim, action or proceeding is made or brought against Mortgagee by reason of any event as to which Mortgagor is obligated to indemnify, then upon demand by Mortgagee, Mortgagor, at its sole cost and expense, shall resist or defend such claim, action or proceeding in Mortgagee’s name, if necessary by the attorneys for Mortgagor’s insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as Mortgagee shall approve in writing (which approval shall not be unreasonably withheld). Notwithstanding the foregoing, Mortgagee may engage its own attorneys to defend it or to assist in its defense and Mortgagor shall pay the reasonable fees and disbursements of such attorneys.

41.          Non-Waiver By Mortgagee. The failure of Mortgagee to insist upon strict performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of its obligation to pay the Obligations, as and when due, by reason of Mortgagee’s failure to comply with any request of Mortgagor to take any action to enforce any of the provisions of this Mortgage, the Note or any of the Loan Documents. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Mortgaged Property, Mortgagee may release any person or entity at any time liable for the payment of the Obligations or any portion thereof or any part of the security held therefor, without in any manner impairing or affecting the Note, Loan Documents or the lien thereof or the lien or priority of this Mortgage, as so extended and modified. Mortgagee may resort for the payment of the Obligations to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Obligations, or any portion thereof, or to enforce any covenant of this Mortgage, without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage.

42.         Governing Law. Mortgagor hereby acknowledges, consents and agrees this Mortgage and the rights of all parties mentioned herein shall be governed by the Laws (as opposed to the conflict of Laws) of the State of Illinois. Notwithstanding the foregoing, the parties agree that:

(a)           The procedures governing the enforcement by Mortgagee of the provisional remedies against the Project or the Mortgagor, including by way of illustration but not limitation, actions for replevin or claim and delivery of the Project, for injunctive relief or for the appointment of a receiver, or for the enforcement of the power of sale, if any, with respect to the Project shall be governed by the Laws of the State of Florida;

(b)           The Mortgagee shall comply with applicable Laws of the State of Florida to the extent required in connection with the foreclosure of the security interests and liens created thereby and the enforcement of any power of sale, as the case may be; provided, however, that this subparagraph shall in no event be construed to provide that the substantive Laws of the State of Florida shall apply to this Mortgage or any of the other Loan Documents, all of which are and shall continue to be governed by the substantive Laws of the State of Illinois. The parties further agree that Mortgagee may enforce its rights under this Mortgage and the other Loan Documents, including but not limited to, its rights to sue Mortgagor to collect any outstanding Obligations or to obtain a judgment for any deficiency in accordance with Illinois Laws following foreclosure or enforcement of any of the liens and security interests against any of the Collateral and/or the enforcement of the power of sale, as the case may be.

43.         Interim Remedies. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as same shall become due, without regard to whether or not the balance of the Obligations shall then be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure or any other action by reason of any default or defaults by Mortgagor existing at the time such earlier action was commenced.

44.         Conflicts. In the event of any inconsistency between the terms of this Mortgage and any of the other Loan Documents (other than the Note), the terms of the Loan Agreement shall control.

45.         Repayment of Loan. Upon the full repayment and performance of the Obligations secured hereby, Mortgagee, upon Mortgagor’s written request and without charge to Mortgagor, shall execute and deliver to Mortgagor either a release of this Mortgage or an assignment of this Mortgage to a third party, as requested by Mortgagor.

46.         WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS MORTGAGE OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS MORTGAGE AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

47.          Jurisdiction. Mortgagor irrevocably (a) submits to the non-exclusive personal jurisdiction of any federal court in the Northern District of Illinois and any state or other local court in the County of Cook, State of Illinois, in any suit, action or other legal proceeding relating to this Mortgage; (b) agrees that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; (c) waives any objection that it may now or hereafter have to venue in any such court or that such court is an inconvenient forum; (d) agrees to service of process in any such proceeding by registered or certified mail, postage prepaid, or in any other manner permitted by law, to any then active agent for service of process at any specified address or to Mortgagor at its address set forth above or to such other address of which Mortgagee shall have been notified in writing (such service to be effective on the earlier of receipt thereof or, in the case of service by mail, when received or when receipt thereof is first refused by the intended recipient of the notice), and hereby waives any claim of error arising out of service of process by any method provided for herein or any claim that such service was not effectively made; (e) agrees that the failure of its agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or any judgment based thereon; (f) to the extent that Mortgagor has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from legal process therein, waives, to the fullest extent permitted by applicable Laws, such immunity; (g) to the fullest extent permitted by applicable Laws, in connection with, or with respect to, any suit, action or other legal proceeding relating to this Mortgage (i) WAIVES any claim that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or any of its property, (ii) WAIVES any claim that it is not personally subject to the jurisdiction of any such court, and (iii) WAIVES any right to assert any counterclaim therein; and (h) agrees that Mortgagee shall have the right to bring any legal proceedings (including a proceeding for enforcement of a judgment entered by any of the aforementioned courts) against Mortgagor in any other court or jurisdiction in accordance with applicable Laws. Notwithstanding the foregoing, nothing in this Section shall affect the right of Mortgagee to bring any action or proceeding relating to this Mortgage in the courts of any jurisdiction or the right, in connection with any legal action or proceeding whatsoever, to serve legal process in any other manner permitted by law.

[Signature Page Follows]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly signed and delivered the day and year first above written.

MORTGAGOR:

BTS MONTERREY HOLDINGS LLC, a Delaware limited liability company

By:	BTS Monterrey LLC, a Delaware limited liability
company, its Sole Member

	By:	BTS Development Monterrey LLC, a
Delaware limited liability company, its
Manager

		By:	/s/ Jeffrey J. Milton
		Name:	Jeffrey J. Milton
		Title:	CEO